UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LTX-Credence Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1355 CALIFORNIA CIRCLE

MILPITAS, CALIFORNIA 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 7, 2010

The Annual Meeting of Stockholders of LTX-Credence Corporation (the “Company”) will be held at the Company’s offices at 1421 California Circle, Milpitas, California 95035 on December 7, 2010, beginning at 3:00 p.m., Pacific time, for the following purposes:

1.	To elect two members of the Board of Directors to serve for three-year terms as Class III Directors.

2.	To approve the Company’s 2010 Stock Plan.

3.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for its fiscal year ending July 31, 2011.

4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on October 29, 2010 as the record date for the meeting. All holders of common stock of record at that time are entitled to vote at the meeting.

By Order of the Board of Directors
COLIN J. SAVOY, Secretary

November 8, 2010

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, unless you are voting by Internet or telephone. No postage need be affixed if mailed in the United States.

1355 CALIFORNIA CIRCLE

MILPITAS, CALIFORNIA 95035

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of LTX-Credence Corporation (the “Company,” “we” or “us”) of proxies for use at the Annual Meeting of Stockholders to be held on December 7, 2010, and any adjournments thereof (the “2010 Annual Meeting”). Shares as to which a proxy has been executed will be voted as specified in the proxy. All amounts in this proxy statement have been adjusted to give effect to the 1-for-3 reverse split of the Company’s common stock that was effected on September 30, 2010.

Solicitation of Proxies

Solicitation of proxies by mail is expected to commence on November 11, 2010, and the cost thereof will be borne by the Company. Copies of solicitation material will also be furnished to brokerage firms, fiduciaries and custodians to forward to their principals, and the Company will reimburse them for their reasonable expenses. The Company’s directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to Be Held on December 7, 2010:

This proxy statement and the 2010 Annual Report to Stockholders are available for viewing, printing and downloading by clicking on the “Investors” link at www.ltxc.com.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written or oral request to:

Investor Relations

LTX-Credence Corporation

825 University Avenue

Norwood, Massachusetts 02062

Telephone: (781) 461-1000

Proposals to be Voted Upon

Proposal 1. The first proposal is to elect two members of the Board to serve for three-year terms as Class III Directors.

Proposal 2. The second proposal is to approve the Company’s 2010 Stock Plan.

Proposal 3. The third proposal is to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for its fiscal year ending July 31, 2011 (“fiscal 2011”).

When you return your proxy properly signed (or authorize the voting of your shares on the Internet or by telephone), your shares will be voted by the persons named as proxies in accordance with your directions. You are urged to specify your choices on the enclosed proxy card. If you sign and return your proxy without specifying choices, your shares will be voted “FOR” election of each of the two nominees listed in Proposal 1 and “FOR” Proposals 2 and 3, and in the discretion of the persons named as proxies in the manner they believe to be in the Company’s best interests as to other matters that may properly come before the 2010 Annual Meeting.

Voting Procedures

Any stockholder who owns shares of common stock of record (that is, holds its stock in its own name) may vote either in person at the 2010 Annual Meeting or by proxy. For directions to the location of the 2010 Annual Meeting, please call (781) 461-1000 and ask to speak to Investor Relations. To vote by proxy or to authorize the voting of shares, a stockholder of record may use one of the following methods:

•	Via the Internet—by going to the web address www.investorvote.com/LTXC and following the instructions on the enclosed proxy card;

•	Telephone Voting—by calling 1-800-652-VOTE(8683), 24 hours a day, 7 days a week, and by following the instructions on the enclosed proxy card; or

•	Mail—by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern time, on December 6, 2010. If a stockholder authorizes the voting of its shares in a timely manner by the Internet or telephone, the stockholder does not have to return its proxy card for its vote to count.

The Internet and telephone voting procedures appear on the enclosed proxy card. A stockholder may also log on to the Internet at www.investorvote.com/LTXC to change its vote or to confirm that its vote has been properly recorded before the deadline. Whether or not you expect to be present in person at the 2010 Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy or to authorize the voting of your shares by Internet or telephone. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the 2010 Annual Meeting, you may vote by ballot.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a voting instruction form to you with this proxy statement that may be used to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on the voting instruction form. If you want to vote in person at the 2010 Annual Meeting and you own your shares through a bank or brokerage firm, you must obtain a proxy from that party in their capacity as owner of record for your shares and bring the proxy to the 2010 Annual Meeting.

Revocation of Proxies

A proxy may be revoked at any time before its use by notice in writing received by the Secretary of the Company at LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062, by executing a proxy with a later date, by authorizing a new vote over the Internet or by telephone or by attending and voting at the 2010 Annual Meeting. If a stockholder executes a proxy but is present at the 2010 Annual Meeting, and the stockholder wishes to vote in person, the stockholder may do so by revoking its proxy. Shares represented by valid proxies, received in time for use at the 2010 Annual Meeting and not revoked at or prior to the meeting, will be voted at the meeting.

Stockholders Entitled to Vote

The Company’s only issued and outstanding class of voting securities is its common stock, par value $0.05 per share. The Board has fixed the close of business on October 29, 2010 as the record date for the 2010 Annual Meeting. Each stockholder of record on October 29, 2010 is entitled to one vote for each share registered in such stockholder’s name. As of that date, there were 49,347,084 shares of common stock issued and outstanding. Holders of common stock do not have cumulative voting rights.

Quorum and Votes Required

A majority of the votes entitled to be cast on a matter, represented at the 2010 Annual Meeting in person or by proxy, shall constitute a quorum for the transaction of business on any particular matter to be voted on at the 2010 Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and “broker non-votes”) will be counted for purposes of determining whether a quorum is present at the 2010 Annual Meeting.

Each of the director nominees must be elected by the affirmative vote of the holders of a plurality of the Company’s outstanding common stock present at the 2010 Annual Meeting in person or by proxy and voting on the proposal. Approval of each of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the Company’s outstanding common stock present at the 2010 Annual Meeting in person or by proxy and voting on the proposal.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under applicable stock exchange rules, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of the independent registered public accounting firm is a discretionary item. The election of directors and the approval of the 2010 Stock Plan are non-discretionary items. Accordingly, if you do not give instructions to your bank or brokerage firm with respect to the election of directors or the approval of the 2010 Stock Plan, or if your bank or brokerage firm does not exercise its discretionary authority with respect to the ratification of the appointment of the independent registered public accounting firm, your shares will be treated as “broker non-votes” on these particular matters. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not have discretionary voting authority and does not receive voting instructions from the beneficial holder, and shares with respect to which a bank or brokerage firm has discretionary voting authority but does not exercise such discretionary authority in voting on a proposal.

Shares that abstain from voting as to a particular matter and “broker non-votes” will not be considered to have voted with respect to the respective matter and, accordingly, will have no effect on the voting for the election of directors, the approval of the 2010 Stock Plan or the ratification of the appointment of the independent registered public accounting firm.

CERTAIN STOCKHOLDERS

The following table sets forth, as of September 30, 2010 (unless otherwise noted), the amount and percentage of outstanding common stock of the Company beneficially owned by:

•	each person known by the Company to beneficially own more than 5% of the Company’s outstanding common stock;

•	each executive officer named in the Summary Compensation Table on page 20;

•	each director; and

•	all directors and executive officers of the Company as a group.

Beneficial ownership has been determined in accordance with the rules promulgated by the SEC. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, shares of common stock subject to options held by that person or entity that are exercisable, and shares of common stock subject to restricted stock units (“RSUs”) that vest, within sixty days after September 30, 2010 are deemed outstanding. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. The address for all of the Company’s executive officers and directors is in care of LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062. Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Percent of common stock outstanding is based on 49,162,496 shares of common stock outstanding as of September 30, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(3)	Percent of Common Stock
FMR LLC(1)	6,495,348	13.2%
Renaissance Technologies LLC(2)	2,752,485	5.6%
Roger W. Blethen	605,126	1.2%
David G. Tacelli	594,870	1.2%
Mark J. Gallenberger	293,052	*
Peter S. Rood	147,474	*
Bruce MacDonald	52,964	*
Stephen R. Wigley	18,033	*
Roger J. Maggs	35,115	*
Stephen M. Jennings	54,250	*
Mark S. Ain	50,607	*
Bruce R. Wright	34,814	*
Lori Holland	30,728	*
Ping Yang	23,171	*
All directors and executive officers as a group (12 persons)	1,940,204	3.9%

*	Less than 1%

(1)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. Beneficial ownership is derived from a Schedule 13G/A filed on February 16, 2010.

(2)	The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022. Beneficial ownership is derived from a Schedule 13G/A filed on February 12, 2010.

(3)	Includes the following numbers of shares underlying options which are presently vested and options and RSUs that vest within 60 days after September 30, 2010: Mr. Blethen (404,830 shares), Mr. Tacelli (332,883 shares), Mr. Gallenberger (179,564 shares), Mr. Rood (61,330 shares), Mr. MacDonald (57,412 shares), Mr. Wigley (16,078 shares), Mr. Maggs (30,997 shares), Mr. Jennings (27,830 shares), Mr. Ain (28,496 shares), Mr. Wright (19,610 shares), Ms. Holland (15,524 shares), Mr. Yang (8,171 shares), and all directors and executive officers as a group (1,182,725 shares).

PROPOSAL 1. ELECTION OF DIRECTORS

The Board is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The current Class III Directors are Mark S. Ain and David G. Tacelli, whose terms expire at the 2010 Annual Meeting. The Board has nominated Messrs. Ain and Tacelli for re-election as Class III Directors to hold office until the Annual Meeting of Stockholders to be held in 2013.

Unless a proxy is marked to withhold authority for the election of any or all of the nominees for Class III Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of all of the nominees for Class III Directors. If the proxy indicates that the stockholder wishes to withhold a vote from a Class III Director nominee, such instructions will be followed by the persons named in the proxy. Management has no reason to believe that any of the nominees will be unable to serve. In the event that a nominee should not be available, the persons named in the proxy will vote for the other nominees and may vote for a substitute for such nominee.

Set forth below is information for each of the nominees for Class III Directors to be elected at the 2010 Annual Meeting, and for each of the Class I Directors and Class II Directors who will continue to serve until the Annual Meetings of Stockholders to be held in 2011 and 2012, respectively.

Nominees to Serve a Three-Year Term Expiring at the 2013 Annual Meeting of Stockholders (Class III Directors)

Name	Business Affiliations
Mark S. Ain	Mr. Ain, age 67, has been a director of the Company since 2001 and has served as Lead Independent Director since June 2010. Since founding Kronos Incorporated, a workforce management company, in 1977, Mr. Ain has held the position of Chairman and, until 2005, Chief Executive Officer. Mr. Ain serves as a director of Kronos Incorporated, KVH Industries, Inc., VeruTEK Technologies, Inc., and various private companies. He is also active on several professional and charitable boards. We believe that Mr. Ain’s previous experience as a chief executive officer, his service on numerous boards of directors, and his entrepreneurial and technical backgrounds allow him to be a key contributor to the Board.

David G. Tacelli	Mr. Tacelli, age 51, was elected a director of the Company in November 2005 and has been Chief Executive Officer of the Company since November 2005. He has also served as President of the Company since May 2002 and served as Chief Operating Officer from May 2002 to November 2005. Prior to that, he was Executive Vice President from December 1999 to May 2002. Prior to that, Mr. Tacelli served in various management positions with the Company, including: Chief Financial Officer and Treasurer (each from December 1998 to October 2000), Vice President, Operations (from 1996 to 1998), Director of Manufacturing of the Mixed Signal Division (from 1994 to 1996), Director of Customer Service (from 1992 to 1994), Controller and Business Manager for Operations (from 1990 to 1992) and Controller for Sales and Support (from 1988 to 1990). Prior to joining the Company, Mr. Tacelli was employed by Texas Instruments for seven years in various management positions. As our Chief Executive Officer, we believe that Mr. Tacelli’s detailed knowledge of the Company provides a critical contribution to the Board.

Directors Serving a Three-Year Term Expiring at the 2011 Annual Meeting of Stockholders (Class I Directors)

Name	Business Affiliations
Lori Holland	Ms. Holland, age 52, has served as a director of the Company since August 2008 when she was elected in connection with the merger with Credence Systems Corporation (“Credence”). Ms. Holland has served as a consultant to various technology startups since January 2001. From November 1999 until December 2000, Ms. Holland was the Chief Financial Officer of Zaffire, Inc., a telecommunication company in California. Prior to that, Ms. Holland served as Chief Financial Officer of Read-Rite Corporation, a manufacturer of components to the disc drive industry, and NeoMagic Corporation, a fabless semiconductor company and supplier of low-power audio and video integrated circuits for mobile use. From June 2005 to December 2006, Ms. Holland served on the board of directors of WiderThan, a Korean company listed on the NASDAQ National Market. Ms. Holland currently serves on the Board of Directors and is the Chair of the audit committee of Oclaro Inc. We believe that Ms Holland’s experience with numerous technology companies, including as chief financial officer, allows her to be a key contributor to the Board.

Stephen M. Jennings	Mr. Jennings, age 49, has been a director of the Company since 1997. Mr. Jennings was appointed Managing Partner of Monitor Group LP, a strategy consulting firm, in 2006 and has been a Director of Monitor since 1996. From 1988 to 1996, he was a consultant to that company. Mr. Jennings is Chairman of the Board of Aspen Technology, Inc. We believe that Mr. Jenning’s experience as a strategic consultant for numerous companies allows him to be a key contributor to the Board.

Bruce R. Wright	Mr. Wright, age 62, has served as a director of the Company since August 2008 when he was elected in connection with the merger with Credence. Since June 1999, Mr. Wright has been Senior Vice President, Finance, Chief Financial Officer and Secretary of Ultratech, Inc., a photolithography and laser thermal processing equipment company. From May 1997 to May 1999, Mr. Wright served as Executive Vice President, Finance and Chief Financial Officer of Spectrian Corporation, a radio frequency (RF) amplifier company. From November 1994 through May 1997, Mr. Wright was Senior Vice President of Finance and Administration, and Chief Financial Officer of Tencor Instruments until its acquisition by KLA Instruments Corporation in 1997, which formed KLA-Tencor Corporation, and from December 1991 through October 1994, Mr. Wright was Vice President and Chief Financial Officer of Tencor Instruments. We believe that Mr. Wright’s experience as chief financial officer of numerous technology companies allows him to be a key contributor to the Board.

Directors Serving a Three-Year Term Expiring at the 2012 Annual Meeting of Stockholders (Class II Directors)

Name	Business Affiliations
Roger W. Blethen	Mr. Blethen, age 59, has been a director since 1980 and has served as Chairman of the Board since December 2008. Mr. Blethen also served as Chairman of the Board from December 2001 until the merger with Credence in August 2008. He was Chief Executive Officer of the Company from September 1996 until November 2005. Mr. Blethen was President of the Company from 1994 to 1996 and a Senior Vice President of the Company from 1985 until 1994. Mr. Blethen was a founder of the Company and served in a number of senior management positions with the Company since its formation in 1976. Mr. Blethen serves as a director of MEMSIC, Inc. and as Chairman of the Board of Diablo Technologies, Inc. As our founder and former Chief Executive Officer, we believe that Mr. Blethen’s detailed knowledge of the Company provides a critical contribution to the Board.

Roger J. Maggs	Mr. Maggs, age 64, has been a director of the Company since 1994. Mr. Maggs is currently a partner at Celtic House Venture Partners, a private equity investment firm. He has held senior positions with that firm since 1994. Mr. Maggs was a Vice President of Alcan Aluminum Limited from 1986 until 1994. Mr. Maggs currently sits on the Board of Directors, and serves as Chairman, of Sandvine, Inc., a company traded on the London Stock Exchange, and the Toronto Stock Exchange, a position he has held since prior to its initial public offering on the London Stock Exchange. We believe that Mr. Maggs’ expertise as the founder and active partner in a venture capital firm, and his years of service as a director for over thirty private and public companies allows him to be a key contributor to the Board.

Ping Yang, Ph.D	Dr. Yang, age 58, has served as a director of the Company since August 2008 when he was elected in connection with the merger with Credence. Dr. Yang currently operates an independent consulting practice serving semiconductor companies, providing expertise in the areas of VLSI technology development, computer-aided design, circuits and systems, large-scale integrated circuits and solid-state electronics. Dr. Yang served as Vice President of Research and Development at Taiwan Semiconductor Manufacturing Company (“TSMC”), a semiconductor manufacturer, from June 2001 to November 2005. Prior to joining TSMC, Dr. Yang held various management positions at SMC North America and Texas Instruments. Dr. Yang currently serves as a director of Apache Design Solutions, Inc. and Intervac, Inc.. Dr. Yang is a fellow of the Institute of Electrical and Electronics Engineers and a recipient of the Institute’s Third Millennium Medal. We believe that Mr. Yang’s expertise in the semiconductor field and his previous work with numerous technology companies allows him to be a key contributor to the Board.

The Board recommends that you vote “FOR” the election of each of the nominees for Class III Directors.

CORPORATE GOVERNANCE

Board of Directors and Board Meetings

The Board consists of eight directors. During the fiscal year ended July 31, 2010 (“fiscal 2010”), the Board held a total of 9 meetings and took action by unanimous written consent in lieu of a meeting three times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees on which he or she served held during fiscal 2010. The Company’s policy is to encourage the members of the Board to attend annual meetings. All of the directors attended the 2009 Annual Meeting of Stockholders.

Board Committees

Compensation Committee

The Board has a standing Compensation Committee which met 5 times during fiscal 2010. The Compensation Committee determines the compensation of all executive officers of the Company and recommends the compensation policies for other officers and employees. The Compensation Committee is also responsible for reviewing and administering the Company’s incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the Board with respect to director compensation. In determining the compensation of executive officers other than the Chief Executive Officer, the role the Company’s Chief Executive Officer plays is to attend and propose the agenda for meetings, provide recommendations to the Compensation Committee regarding all significant elements of compensation paid to the other executive officers, participate in the Compensation Committee’s discussions regarding the compensation of the other executive officers and provide his evaluation of the performance of the other executive officers.

Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. The Compensation Committee in prior years has engaged an independent compensation consultant, but did not engage a compensation consultant with respect to its fiscal 2010 compensation. Upon the recommendation of management, the Compensation Committee engaged a new compensation consultant, Radford Consulting, to assist with respect to fiscal 2011 base salary, incentive compensation and Board compensation. Radford was paid approximately $20,000 for their services.

The members of the Compensation Committee are Messrs. Ain, Jennings and Yang. Mr. Jennings serves as chairman of the Compensation Committee and all members are independent directors as defined by applicable rules of The NASDAQ Stock Market (“NASDAQ”). The Compensation Committee acts under the terms of a written charter. The Company has posted a copy of the Compensation Committee charter on its website, which is located at www.ltxc.com. For more information regarding the Compensation Committee, please refer to “Compensation of Executive Officers” beginning on page 14.

Audit Committee

The Board has a standing Audit Committee which met 10 times during fiscal 2010. The Audit Committee assists the Board in the oversight of the integrity of the Company’s financial statements and compliance with legal and regulatory requirements, the registered public accounting firm’s qualifications and independence and the performance of the Company’s registered public accounting firm. The members of the Audit Committee are Ms. Holland and Messrs. Maggs and Wright, each of whom is an independent director as defined by applicable NASDAQ and SEC rules. Mr. Wright serves as the chairman of the Audit Committee and is an “audit committee financial expert” as defined by the SEC’s rules.

The Audit Committee acts under the terms of a written charter which is posted on the Company’s website at www.ltxc.com. For more information regarding the Audit Committee, please refer to the “Audit Committee Report” on page 41.

Corporate Governance and Nominating Committee

The Board has a standing Corporate Governance and Nominating Committee which met 3 times during fiscal 2010. The Corporate Governance and Nominating Committee is responsible for overseeing corporate governance principles applicable to the Company, recommending to the Board the persons to be nominated for election as directors and determining the membership of Board committees. The members of the Corporate Governance and Nominating Committee are Ms. Holland and Messrs. Ain, Jennings, Maggs, Wright and Yang. Mr. Ain serves as chairman of the Corporate Governance and Nominating Committee and all members are independent directors as defined by applicable NASDAQ rules. A copy of the Corporate Governance and Nominating Committee Charter is posted on the Company’s website at www.ltxc.com.

Board Determination of Independence

The Board has determined that each member of the Compensation, Audit and Corporate Governance and Nominating Committees is independent as defined under applicable SEC and NASDAQ rules including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all of the members of the Audit Committee otherwise satisfy NASDAQ’s eligibility requirements for Audit Committee membership.

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of Mark S. Ain, Lori Holland, Stephen M. Jennings, Roger J. Maggs, Bruce R. Wright or Ping Yang has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined by NASDAQ rules.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide, among other things, that:

•	the Board’s principal responsibility is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	if the Chairman of the Board is not independent, the Corporate Governance and Nominating Committee may designate an independent director to serve as Lead Independent Director;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	the Corporate Governance and Nominating Committee shall oversee an annual self-evaluation of the Board to determine whether they are functioning effectively.

A copy of the Corporate Governance Guidelines is posted on the Company’s website at www.ltxc.com.

Board Leadership Structure

The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has determined that, at the current time, the Company should have a Chairman of the Board and a Lead Independent Director who are separate from the Chief Executive Officer. Accordingly, the Board has appointed Mr. Blethen as Chairman of the Board and Mr. Ain as Lead Independent Director. Mr. Blethen’s duties as Chairman of the Board include the following:

•	Meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee.

•	Facilitating communications between other members of the Board and the Chief Executive Officer.

•	Preparing or approving the agenda for each Board meeting.

•	Determining the frequency and length of Board meetings and recommending when special meetings of the Board should be held.

Mr. Ain’s duties as Lead Independent Director include chairing meetings of the independent directors in executive session.

The Board decided to separate the roles of Chief Executive Officer and Chairman of the Board/Lead Independent Director because it believes that the leadership structure offers the following benefits:

•	Increases the independent oversight of the Company and enhancing the Board’s objective evaluation of the Chief Executive Officer.

•	Frees the Chief Executive Officer to focus on Company operations instead of Board administration.

•	Provides the Chief Executive Officer with an experienced sounding board.

•	Provides greater opportunities for communication between stockholders and the Board.

•	Enhances the independent and objective assessment of risk by the Board.

•	Provides an independent spokesman for the Company.

Director Candidates

The process followed by the Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Corporate Governance and Nominating Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance and Nominating Committee applies criteria it deems appropriate for the Board. These criteria may include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The director biographies on pages 5 to 7 indicate each nominee’s experience, qualifications, attributes and skills that led the Corporate Governance and Nominating Committee and the Board to conclude he or she should continue to serve as a director. The Corporate Governance and Nominating Committee and the Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of the Board as a whole.

The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, but believes that the Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the Corporate Governance and Nominating Committee also takes into consideration the diversity (with respect to gender, race and national origin) of Board members.

Stockholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Corporate Governance and Nominating Committee, c/o Secretary, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062. Assuming that appropriate biographical and background material has been provided on a timely basis, the Corporate Governance and Nominating Committee will evaluate stockholder recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others.

Stockholders also have the right to directly nominate director candidates, without any action by the Corporate Governance and Nominating Committee or the Board, by submitting a written notice to the Secretary of the Company at the same address in accordance with the procedures set forth in the Company’s By-laws. These procedures are described in the section of this proxy statement entitled “Stockholder Proposals.”

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Corporate Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Secretary, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062.

Code of Ethics

The Company has adopted a code of ethics that applies to all directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. The text of the code of ethics (known as the “Business Conduct Policy”) is posted on the Company’s website at www.ltxc.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Oversight of Risk

The Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, the Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; the Compensation Committee oversees risk management activities relating to the our compensation policies and practices; the Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; and the Corporate Governance and Nominating Committee oversees risk management activities relating to Board composition and management succession planning. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that that the full Board discuss particular risks.

Compensation Committee Interlocks and Insider Participation

Messrs. Ain, Jennings and Yang served on the Compensation Committee during fiscal 2010. None of the members of the Compensation Committee had interlocking or other relationships with other boards or with the Company during fiscal 2010 that require disclosure under the regulations promulgated by the SEC.

EXECUTIVE OFFICERS

Executive Officers of the Company

The executive officers of the Company are as follows:

Executive Officer	Age	Position
David G. Tacelli	51	President and Chief Executive Officer
Mark J. Gallenberger	46	Vice President, Chief Financial Officer and Treasurer
Peter S. Rood	54	Vice President, Product Development and Operations
Bruce MacDonald	47	Vice President and Chief Technology Officer
Stephen R. Wigley	54	Vice President, Marketing

Executive officers are appointed by and serve at the discretion of the Board.

David G. Tacelli was appointed Chief Executive Officer of the Company effective November 1, 2005. He has also served as President of the Company since May 2002 and served as Chief Operating Officer from May 2002 to November 2005. Prior to that, he was Executive Vice President from December 1999 to May 2002. Prior to that, Mr. Tacelli served in various management positions with the Company, including: Chief Financial Officer and Treasurer (each from December 1998 to October 2000), Vice President, Operations (from 1996 to 1998), Director of Manufacturing of the Mixed Signal Division (from 1994 to 1996), Director of Customer Service (from 1992 to 1994), Controller and Business Manager for Operations (from 1990 to 1992) and Controller for Sales and Support (from 1988 to 1990). Prior to joining LTX, Mr. Tacelli was employed by Texas Instruments for seven years in various management positions.

Mark J. Gallenberger was appointed Vice President, Chief Financial Officer and Treasurer in October 2000. Prior to joining the Company, Mr. Gallenberger was a Vice President with Cap Gemini, Ernst & Young’s consulting practice. During his six years with Ernst & Young, Mr. Gallenberger established the Deals & Acquisitions Group, where he was involved in numerous domestic and international strategic acquisitions, joint ventures, alliances and equity investments. Prior to joining Cap Gemini, Mr. Gallenberger served in several technical and management positions within Digital Equipment Corporation’s semiconductor products group.

Peter S. Rood was appointed Vice President, Product Development and Operations in November 2004. He rejoined the Company in June 2004 as Vice President of Engineering and Product Development. From May 2003 to June 2004, he was President and Chief Executive Officer of PSR Associates, a management consulting firm. From 1999 to 2003, he was Chief Operating Officer of InfoLibria Inc., a technology company with products for content delivery networks and streaming media, and from 1996 to 1999 he was Vice President of Operations of Rascom Corporation. Prior to that, he was Vice President of Operations for ASECO Corporation from 1993 to 1996, and from 1986 to 1993 he worked in a number of different management positions with the Company, including Vice President of Operations.

Bruce MacDonald was appointed Chief Technology Officer in November 2009. Prior to November 2009 he held the position of Vice President, Marketing beginning November 2005. Mr. MacDonald joined the Company in 1985 and has held various positions including design engineer, applications engineer, marketing manager, general manager and vice president. He was also the general manager of the Fusion CX business unit having responsibility for managing the Company’s relationship with StepTech, developing the Fusion CX roadmap and providing marketing and sales support for the Fusion CX product.

Stephen R. Wigley was appointed Vice President, Marketing in November 2009. Prior to November 2009 he was Vice President, Product Marketing beginning September 2002. Mr. Wigley joined the Company in 2001. Prior to that he was Vice President of Asian Operations for RVSI Vanguard where he was responsible for sales and support of assembly equipment products. Prior to that, Mr. Wigley was employed by Schlumberger ATE serving in a variety of technical, commercial and management positions.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee of our Board oversees our executive compensation program. In this role, the Compensation Committee approves all compensation decisions relating to our executive officers. For a discussion of the processes and procedures followed by the Compensation Committee see “Corporate Governance—Board Committees—Compensation Committee” above.

Objectives of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract, retain and motivate the best possible executive talent;

•	align executive compensation with our corporate business objectives and operational goals;

•	promote the achievement of key operational and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate goals; and

•	align executives’ incentives with the creation of stockholder value.

Components of our Executive Compensation Program

The following table lists the elements of our executive compensation program and which of the objectives of our executive compensation program that element is primarily intended to promote:

Element	Attract, Retain and Motivate The Best Possible Executive Talent	Align Executive Compensation With Our Corporate Business Objectives and Operational Goals	Promote The Achievement of Key Operational and Financial Performance Measures	Align Executives’ Incentives With The Creation of Stockholder Value
Base Salary	X
Annual Cash Incentive Bonuses	X	X	X
Time-Based Restricted Stock Unit Awards	X			X
Insurance, Retirement And Other Employee Benefits	X
Severance and Change-Of-Control Benefits	X			X

Benchmarking

The Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Compensation Committee believes are competitive with those of other companies in our industry that compete with us for executive talent. In making compensation decisions, the Compensation Committee compares our executive compensation against that paid by a peer group of publicly traded companies in the semiconductor and semiconductor equipment industry developed by the Compensation Committee and its previous independent compensation consultant. This peer group, which is periodically reviewed and updated, consists of companies the Compensation Committee believes are generally comparable to us in market capitalization and annual revenues, and against which the Compensation Committee believes we compete for executive talent. The companies included in this peer group during fiscal 2010 were:

Advanced Energy Industries, Inc.	Cohu, Inc.	Phototronics Inc.

Asyst Technologies, Inc.	Cymer, Inc.	Semitool, Inc.

ATMI, Inc.	Entegris, Inc.	Varian Semiconductor Equipment Associates

Brooks Automation, Inc.	FormFactor, Inc.	Veeco Instruments Inc.

Cognex Corporation	FSI International, Inc.	Verigy Ltd.

Coherent, Inc.	MKS Instruments, Inc.

The Compensation Committee generally targets overall compensation for executives between the median and 65th percentile paid to similarly situated executives of the companies in the peer group, and the overall compensation for our executives in fiscal 2010 was within this range. Variations to this general target may occur as dictated by the experience level of the individual and market factors.

Discussion and Analysis of Decisions and Policies

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after considering the factors described below, including information provided by the Compensation Committee’s independent compensation consultant in prior years, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. The Compensation Committee did not engage a compensation consultant with respect to its fiscal 2010 compensation, but has engaged Radford Consulting with respect to setting fiscal 2011 base salary and incentive compensation.

Base Salary

When establishing base salaries for fiscal 2010, the Compensation Committee considered the economic environment of the semiconductor market as a whole, the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual in prior years, as well as a report and recommendation on executive compensation produced by the Compensation Committee’s independent compensation consultant in fiscal 2007 comparing compensation to certain members of the peer group listed above. Based on these factors the Compensation Committee did not adjust the base salaries for the named executive officers for fiscal 2010.

Due to cost reduction measures in response to the challenging economic environment in the fiscal year ended July 31, 2009 (“fiscal 2009”), in May 2009, we instituted a temporary reduction of base salaries in the amount of ten percent for all executive officers and eight percent for all other employees. The temporary reduction remained in place for all executive officers until the end of fiscal 2010, and remained in place for all other employees until May 2010.

When setting base salaries for fiscal 2011, the Compensation Committee considered the industry comparables and other data presented by Radford Consulting, along with the factors identified above. Based on this information the Compensation Committee did not adjust the base salaries for the named executive officers. The Compensation Committee targeted executive base salaries near the median of the range of salaries for executives in similar positions at companies within the Company’s peer group for both fiscal 2010 and fiscal 2011. The annual base salaries of the named executive officers for fiscal 2009, fiscal 2010 and fiscal 2011, in each case not taking into account the ten percent temporary reduction instituted in May 2009, are set out in the table below:

Name and Title	Fiscal 2011	Fiscal 2010(1)	Fiscal 2009(1)
David G. Tacelli	$575,000	$575,000	$575,000
President and Chief Executive Officer

Mark J. Gallenberger	$360,000	$360,000	$360,000
Vice President, Chief Financial Officer and Treasurer

Peter S. Rood	$280,000	$280,000	$280,000
Vice President, Product Development and Operations

Bruce R. MacDonald	$260,000	$260,000	$260,000
Vice President and Chief Technology Officer

Stephen R. Wigley	$220,000	$220,000	$260,000
Vice President, Marketing

(1)	Base salary figures for fiscal 2009 and fiscal 2010 do not reflect the ten percent temporary reduction that was in effect from May 2009 until July 31, 2010.

Annual Cash Incentive Bonus Plan

Our annual cash incentive bonus plan is intended to provide compensation for the achievement of Company, operational and financial goals, as measured by Company profitability. The plan provides that an annual cash bonus be paid to officers in amounts that are determined by using a formula based upon the Company’s net income before taxes (excluding the accrual for the cash incentive bonus and employee profit sharing plan), which we refer to as the “adjusted net income before taxes”. The Compensation Committee believes adjusted net income before taxes is the appropriate metric to incentivize our executive officers, because it is an objective and clear measure of our operating performance and profitability.

Each officer had a target incentive compensation amount equal to 50% of his base salary for fiscal 2010, which would have been payable if our adjusted net income before taxes had equaled $20,200,000. The formula for determining the actual amount of annual cash incentive bonus to be paid out to our executive officers for fiscal 2010 was (i) our actual adjusted net income before taxes for fiscal 2010, (ii) divided by our target adjusted net income before taxes for fiscal 2010, or $20,200,000, (iii) multiplied by the executive officer’s target annual cash incentive bonus amount. The annual cash incentive bonus amount for fiscal 2010 was capped at 3.5 times the executive officer’s target annual cash incentive bonus amount and no bonus would have been payable had our adjusted net income before taxes been equal to or less than $0.

The target adjusted net income before taxes of $20,200,000, which required sizable growth in adjusted net income before taxes from fiscal 2009,was set by the Compensation Committee to be aligned with our near term objectives and to be reasonably likely, but by no means certain, of being achieved.

For fiscal 2010, the Company’s adjusted net income before taxes was approximately $22,297,000, which translated to a payment of 110% of the target amount for each executive officer under the annual cash incentive bonus plan. Accordingly, the Company paid annual incentive bonuses to Mr. Tacelli for $316,174, Mr. Gallenberger for $197,952, Mr. Rood for $153,960, Mr. Wigley for $120,971, and Mr. MacDonald for $142,965.

The Compensation Committee also has the discretion to make one time cash and equity bonuses in recognition of individual achievements. For performance in fiscal 2010, the Compensation Committee made such discretionary cash bonuses to Messrs. Tacelli and Gallenberger in an amount equal to approximately 55% of their annual cash incentive bonuses, and to Messrs. Rood and Wigley in an amount equal to approximately 27% of their annual cash incentive bonuses. In determining whether to make any such discretionary bonuses, and the amounts of such payments, the Compensation Committee considered Mr. Gallenberger’s contributions relating to the Company’s completed equity transaction, debt instrument negotiations, and the transition of the Company’s independent auditors; Mr. Wigley’s contributions in connection with the Company winning business from new key customers; Mr. Rood’s contributions towards delivering key engineering projects within the Company’s budgetary requirements; and Mr. Tacelli’s contributions to the successful execution of all of the foregoing accomplishments.

Equity Compensation

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers comparative share ownership of executives in our compensation peer group, our company-level performance, the applicable executive’s performance, the executive’s overall contribution to the Company, the amount of equity previously awarded to and currently held by the executive, the vesting of such awards, the recommendation of management and the recommendation of the Compensation Committee’s independent compensation consultant from prior years. These factors are not assigned specific weights, however, and ultimately the Compensation Committee reaches a subjective determination based on its business judgment. We compare the total value (based on the fair market value of the award as of the determination date) of our RSU grants against market data collected regarding the equity grant practice for the peer group companies listed above under “Benchmarking.” In making equity awards to the named executive officers other than the Chief Executive Officer, the Compensation Committee receives a recommendation from the Chief Executive Officer.

We typically make an initial equity award of RSUs to new executive officers and an annual equity award of RSUs to continuing executive officers as part of our overall compensation program. The annual grants are typically made at the regularly scheduled meeting of the Compensation Committee held in September of each year, following the public announcement of our financial results for the prior fiscal year. For fiscal 2010, all grants of RSUs to our executive officers were made by the Compensation Committee under our 2004 Stock Plan or our 2005 Stock Incentive Plan.

We believe that RSUs possess a number of advantages as compared to stock options, including:

•

More predictable value to employees—RSUs provide a more predictable value to employees than do stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of our common stock.

•

More efficient use of share reserves—RSUs are more efficient with respect to the use of our share reserves. Because each RSU has a higher value than a stock option as a result of not having an exercise price, fewer shares of common stock are needed to provide a retention and incentive value similar to stock options.

•

Tax and accounting considerations—We and our executive officers realize certain accounting and tax advantages from the use of RSUs. These tax and accounting considerations are discussed under “Tax and Accounting Considerations” below.

The Compensation Committee reviews all components of the executive’s compensation when determining annual equity awards to confirm that an executive’s total compensation conforms to our overall philosophy and objectives. We intend that the annual aggregate value of these awards will be set between the median and 65th percentile for companies in our compensation peer group, and the equity awards to the executive officers for fiscal 2010 were within this range.

In determining the amount and vesting of the RSU grants for executive officers for fiscal 2010, the Compensation Committee considered the seniority of the individual, the level of the individual’s responsibility and the ability to replace the individual. For Messrs. Tacelli, Gallenberger and Rood, the Compensation Committee also considered that such executive officers had agreed to reduce the cash payment that they were otherwise entitled to under the special integration incentive plan related to the post-merger integration of the Company and Credence during fiscal 2009. On September 28, 2009 Messrs. Tacelli, Gallenberger, and Rood were granted 270,000, 170,000, and 73,333 RSUs, respectively, for fiscal 2010. All vesting for such grants are time-based with 60% vesting quarterly over the first year, and 40% vesting annually over three years beginning September 15, 2011. The Compensation Committee applied a shorter vesting period for 60% of such grants in recognition of Messrs. Tacelli, Gallenberger, and Rood having reducing the cash payment that they were otherwise entitled to receive under the special integration incentive plan. On September 28, 2009, Messrs. MacDonald and Wigley were also granted 16,666 and 8,333 RSUs, respectively, for fiscal 2010, which vest annually over four years.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan and an employee stock purchase plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Under the 401(k) plan, we contribute an amount equal to half of each participating employee’s contribution, up to a maximum of six percent of such employee’s base salary.

Severance and Change-of-Control Benefits

Pursuant to change-of-control agreements we have entered into with our executives and our stock option plans, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change-of-control of the Company. We believe providing these benefits helps us compete for executive talent. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Potential Payments Upon Termination or Change-of-Control” below.

Our practice in the case of change-of-control benefits has been to structure these as “double trigger” benefits. In other words, the change-of-control does not itself trigger benefits; rather, benefits are paid only if we terminate the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason during the three-year period after the change-of-control or for any reason during the 30-day period following the first anniversary of the change-of-control (or upon certain terminations prior to a change-of-control or in connection with or in anticipation of a change-of-control). We believe a “double trigger” benefit maximizes stockholder value because it provides executives appropriate incentives to cooperate in negotiating any change-of-control in which they believe they may lose their jobs. The Committee believes that these change-of-control agreements are a part of a competitive compensation package and will assist in the retention of critical talent if a possible or actual change-of-control should arise. It is important in a change-of-control to retain executive talent both to assist in the completion of the transaction and to be able to deliver all or a specified member of the management to an acquirer if that is a condition of closing.

We are obligated to make additional payments to the named executive officers who have signed change of control agreements to insulate them from the impact of excise taxes due under Section 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). The effects of Sections 280G and 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide a predictable and equal level of benefit across individuals without regard to the effect of the excise tax, we determined that it was appropriate to pay the cost of this excise tax plus an amount needed to pay income taxes due on such additional payment.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year to our Chief Executive Officer and our three other officers (other than our Chief Financial Officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among our most highly compensated officers. Subject to certain requirements, compensation above $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Code. Income from options granted under our stock option plans would generally qualify for a deduction under these restrictions. Income from RSUs with time-based vesting will not qualify for a deduction under these restrictions but income from performance-based RSUs may qualify. The Compensation Committee intends to continue to evaluate the effects of the Code and any Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable, but the Compensation Committee may approve compensation that is subject to the deduction limitations when it determines that doing so is in the best interests of the Company and its stockholders.

Accounting for Stock-Based Compensation

We have expensed stock option grants in accordance with the requirements of the Financial Accounting Standards Board Accounting Standards Codification 718 (formerly Statement of Financial Accounting Standards No. 123(R), Share-Based Payment) (“ASC 718”), beginning in 2006. ASC 718 requires companies to record the fair value of equity compensation as a compensation expense in their income statements. The Company’s 2004 Stock Plan and 2005 Stock Incentive Plan provide the Company flexibility to grant multiple forms of equity-based compensation, which enables the Company to control compensation expense, as deemed appropriate.

Our Compensation Policies and Practices as They Relate to Our Risk Management

Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse affect on the Company. Our Compensation Committee believes that any such risks are mitigated by, among other things:

•

The multiple elements of our compensation packages, including base salary, annual bonus programs and equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business.

•

The structure of our annual cash bonus program, which is based on the Company generating net income before taxes, encourages decision-making that is in the best long-term interests of the Company and our stockholders as a whole.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management. Based on such review and discussion, the Compensation Committee has recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Stephen M. Jennings (Chair)
Mark S. Ain
Ping Yang

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2010 (such persons are sometimes collectively referred to herein as the “named executive officers”). During fiscal 2010, the Company did not have any other persons serving as executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
David G. Tacelli	2010	$517,500	$172,576	$2,235,200	$316,174	$20,454	$3,261,904
President and Chief Executive Officer	2009	$560,625	$—	$757,500	$575,000	$18,855	$1,911,980
	2008	$500,000	$—	$1,092,000	$—	$17,218	$1,609,218

Mark J. Gallenberger	2010	$324,000	$108,048	$1,425,600	$197,952	$17,976	$2,073,576
Vice President, Chief Financial Officer and Treasurer	2009	$351,000	$—	$390,400	$360,000	$17,982	$1,119,382
	2008	$325,000	$—	$487,500	$—	$16,311	$828,811

Peter S. Rood	2010	$252,000	$42,037	$598,400	$153,963	$8,179	$1,054,579
Vice President, Product Development and Operations	2009	$273,000	$—	$136,350	$140,000	$8,324	$557,674
	2008	$250,000	$—	$234,000	$—	$6,600	$490,600

Bruce MacDonald(5)	2010	$234,000	$—	$88,000	$142,965	$4,540	$469,505
Vice President and Chief Technology Officer	2009	$253,500	$—	$136,350	$234,000	$7,558	$631,408

Stephen R. Wigley(6)	2010	$193,832	$33,029	$44,000	$120,971	$13,027	$404,859
Vice President, Marketing

(1)	Represents amounts paid out as discretionary bonuses as described on page 17.

(2)	Represents the aggregate grant date fair value of the stock awards granted during the fiscal year calculated in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not represent actual amounts paid to or realized by the named executive officer with respect to these stock awards. For more information regarding the methods and assumptions used in determining compensation expense in accordance with ASC 718, refer to the notes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(3)	The fiscal 2010 amount represents amounts paid under the Company’s annual cash incentive bonus plan. No amounts were paid under this plan in the fiscal year ended July 31, 2008 (“fiscal 2008”) or fiscal 2009. The fiscal 2009 amount represents amounts paid under the Company’s special integration incentive plan payment, as described in the Company’s proxy statement filed with the SEC for its 2009 Annual Meeting of Stockholders. Messrs. Tacelli, Gallenberger and Rood each elected to forego a portion of the special integration incentive plan payment in fiscal 2009 in the amounts of $460,000, $288,000 and $112,000, respectively, in exchange for having the Compensation Committee take those amounts into consideration when determining their annual RSU grants for fiscal 2010. The amounts included in the table above do not include these foregone amounts. As discussed above under “Compensation Discussion and Analysis–Discussion and Analysis of Decisions and Policies–Equity Compensation,” those reductions resulted in an increase in the number of RSUs granted in fiscal 2010 and an acceleration of the Company’s typical vesting schedule for such RSUs.

(4)	Consists of Company 401(k) matching funds and the value of excess group life policies.

(5)	Mr. MacDonald was appointed an executive officer of the Company in September 2008.

(6)	Mr. Wigley was appointed an executive officer of the Company in November 2009.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2010

The following table sets forth information concerning each award made to a named executive officer during fiscal 2010 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or any other property may be received.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
David G. Tacelli	(1)	$0	$287,500	$1,006,250	—	—
	9/28/09(2)	—	—	—	270,000	$2,235,200
Mark J. Gallenberger	(1)	$0	$180,000	$630,000	—	—
	9/28/09(2)	—	—	—	170,000	$1,425,600
Peter S. Rood	(1)	$0	$140,000	$490,000	—	—
	9/28/09(2)	—	—	—	73,333	$598,400
Bruce MacDonald	(1)	$0	$130,000	$455,000	—	—
	9/28/09(2)	—	—	—	16,666	$88,000
Stephen R. Wigley	(1)	$0	$110,000	$385,000	—	—
	9/28/09(2)	—	—	—	8,333	$44,000

(1)	Represents grants made pursuant to the Company’s annual cash incentive bonus plan.

(2)	Represents RSU grants with time-based vesting.

(3)	Computed in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

The following table sets forth information concerning stock options that have not been exercised, RSUs that have not vested and equity incentive plan awards for each of the named executive officers as of July 31, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David G. Tacelli	9,999	0	$44.81	08/08/2010	31,000	(2)	$260,400
	50,000	0	$40.88	12/06/2010	46,667	(3)	$392,000
	41,666	0	$32.55	09/21/2011	112,500	(4)	$945,000
	44,717	0	$18.39	09/19/2012	67,000	(5)	$562,800
	45,000	0	$41.49	09/18/2013	148,500	(6)	$1,247,400
	32,500	0	$16.26	09/23/2014
	17,500	0	$23.40	12/08/2014

Mark J. Gallenberger	50,000	0	$63.56	09/12/2010	10,500	(2)	$88,200
	8,333	0	$40.88	12/06/2010	20,833	(3)	$175,000
	33,333	0	$32.55	09/21/2011	31,250	(4)	$262,500
	35,499	0	$18.39	09/19/2012	36,850	(5)	$309,540
	30,000	0	$41.49	09/18/2013	93,500	(6)	$785,400
	21,666	0	$16.26	09/23/2014
	11,666	0	$23.40	12/08/2014

Peter S. Rood	4,614	0	$3.33	03/01/2012	6,800	(2)	$57,120
	30,000	0	$25.98	06/15/2014	10,000	(3)	$84,000
	4,333	0	$16.26	09/23/2014	15,000	(4)	$126,000
	2,333	0	$23.40	12/08/2014	16,750	(5)	$140,700
					40,333	(6)	$338,800

Bruce MacDonald	2,666	0	$44.81	08/08/2010	5,000	(2)	$42,000
	1,666	0	$40.88	12/06/2010	10,000	(3)	$84,000
	4,000	0	$32.55	09/21/2011	15,000	(4)	$126,000
	2,666	0	$14.04	10/21/2012	16,750	(5)	$140,700
	13,332	0	$41.49	09/18/2013	16,667	(7)	$140,000
	8,666	0	$16.26	09/23/2014
	4,666	0	$23.40	12/08/2014

Stephen R. Wigley	6,667	0	$40.56	9/17/2011	250	(8)	$2,100
	1,666	0	$32.55	09/21/2011	833	(3)	$7,000
	1,666	0	$14.04	10/21/2012	3,750	(9)	$31,500
	1,666	0	$41.49	09/18/2013	8,333	(6)	$70,000
	1,082	0	$16.26	09/23/2014
	583	0	$23.40	12/08/2014
	666	0	$12.21	04/13/2015

(1)	Based on $8.40 per share, the closing price of the Company’s common stock on The NASDAQ Global Market on July 31, 2010.

(2)	Vests on October 8, 2010.

(3)	Vests in two equal installments on September 19, 2010 and 2011.

(4)	Vests in three equal installments on October 8, 2010, 2011 and 2012.

(5)	Vests in two equal installments on October 8, 2010 and 2011.

(6)	Approximately 27% vests on September 15, 2010, and the remainder vests in three equal installments on September 15, 2011, 2012 and 2013.

(7)	Vests in three equal installments on September 15, 2011, 2012, and 2013.

(8)	Vests on September 13, 2010.

(9)	Vests in four equal installments on April 13, 2010, 2011, 2012 and 2013.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2010

The following table sets forth information concerning the exercise of stock options and the vesting of stock awards during fiscal 2010 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David G. Tacelli	—	—	246,333	$1,556,735
Mark J. Gallenberger	—	—	125,983	$832,061
Peter S. Rood	—	—	58,050	$377,775
Bruce MacDonald	—	—	23,250	$118,125
Stephen R. Wigley	—	—	1,917	$16,744

(1)	Value realized upon vesting is based on the closing price of the Company’s common stock on The NASDAQ Global Market on the applicable vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL

The Company entered into change-of-control agreements with Mr. Tacelli on March 2, 1998, Mr. Gallenberger on October 3, 2000, Mr. Rood on October 1, 2004, and Mr. MacDonald on June 11, 2007. The change-of-control agreements, each of which was amended in October 2008 to provide for compliance with Section 409A, have three-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company.

Under these agreements, if a change-of-control of the Company occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the executive’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change-of-control of the Company. If the Company terminates the executive’s employment (other than for cause, death or disability) or if the executive terminates for good reason during such three-year period or for any reason during the 30-day period following the first anniversary of the change-of-control (or upon certain terminations prior to a change-of-control or in connection with or in anticipation of a change-of-control), the executive is entitled to receive severance compensation.

The terms “change-of-control,” “cause” and “good reason” are each defined in the agreements. “Change-of-control” means, in summary: the acquisition by a person or group of 20% or more of the outstanding stock of the Company; a change of a majority of the Board without approval of the Board; consummation of a reorganization, merger, consolidation or asset sale, except where stockholders of the Company receive 50% or more of the stock of the resulting company, at least a majority of the board of the resulting company was on the Board of the Company prior to the transaction and after which no stockholder owns 20% or more of the stock of the resulting company which did not own such stock immediately prior to the transaction; or the approval of a liquidation or dissolution of the Company. “Cause” means, in summary: the executive’s willful and continued failure to substantially perform his reasonable assigned duties, which failure continues after written notice; or the executive’s willful engagement in illegal conduct or gross misconduct injurious to the Company. “Good reason” means, in summary: a diminution on the executives’ position, authority or responsibilities; a reduction in his salary or benefits; a relocation of the executive; a breach of an employment contract with the executive; or a resignation by the executive, for any reason, during the 30-day period immediately following the one-year anniversary of the change-of-control.

If severance compensation is payable under an agreement, the executive would receive a lump sum cash payment paid within 30 days of termination equal to the sum of (a) the Company’s accrued obligations through the date of termination for base pay and prorated bonus based upon the higher of (i) the annual variable incentive compensation paid for the most recently completed fiscal year after the change-of-control or (ii) the average of the annual variable incentive compensation paid for the two of the last three full fiscal years prior to the change-of-control in which such amounts were the highest (the “Highest Annual Bonus”) and (b) an amount equal to one or two times the executive’s then base salary plus the Highest Annual Bonus. Additionally, the executive would also receive continued health benefits for two years and outplacement services.

The Company’s 2004 Stock Plan and the award agreements thereunder provide that all unvested RSUs will become vested in full if the participant is terminated without cause (as defined in the award agreement) or for good reason (as defined in the award agreement) within one year after a change in control event. In summary, a “change in control event” is defined in the 2004 Stock Plan as: the acquisition by a person or group of 20% or more of the outstanding stock of the Company; a change of a majority of the Board without approval of the Board; consummation of a reorganization, merger, consolidation or asset sale, except where stockholders of the Company receive 60% or more of the stock of the resulting company, at least a majority of the board of the resulting company was on the Board of the Company prior to the transaction and after which no stockholder owns 20% or more of the stock of the resulting company which did not own such stock immediately prior to the transaction; or the approval of a liquidation or dissolution of the Company.

Credence’s 2005 Stock Incentive Plan and the award agreements thereunder also provide that all unvested RSUs will become vested in full if the participant is terminated without cause (as defined in the award agreement) or for good reason (as defined in the award agreement) within one year after a change in control. In summary, a

“change in control” is defined in the 2005 Stock Incentive Plan as: the acquisition by a person or group of 50% or more of the outstanding stock of the Company pursuant to a tender or exchange offer that a majority of the non-affiliated members of the Board do not recommend that stockholders accept; or a change of a majority of the Board over a three-year period by reason of contested elections. In addition, the 2005 Stock Incentive Plan provides that all unvested RSUs will become vested in full if such RSUs are not assumed or replaced in connection with a corporate transaction. In summary, a “corporate transaction” is defined in the 2005 Stock Incentive Plan as: a merger or consolidation of the Company in which the Company is not the surviving entity; a sale of all or substantially all of the Company’s assets; the complete liquidation or dissolution of the Company; any reverse merger in which the Company is the surviving entity, but where stockholders of the Company hold less than 60% of the stock of the resulting company; or the acquisition by a person or group of 50% or more of the outstanding stock of the Company

In the change-of-control agreements, the Company has also agreed to reimburse the executive for any excise tax due on any severance compensation (whether under the change-of-control agreements or otherwise), including any additional federal, state and local income tax consequences, as a result thereof.

Each of Messrs. Tacelli, Gallenberger, Rood, and MacDonald waived his rights under his change-of-control agreement in connection with the merger with Credence.

The following table describes the potential payments, benefits and value of acceleration of vesting applicable to RSUs that each of Messrs. Tacelli, Gallenberger, Rood, and MacDonald would be entitled to receive if a change-of-control (which qualified as such under his change-of-control agreement, and as a change in control event and a change in control under the 2004 Stock Plan and 2005 Stock Incentive Plan, respectively) occurred on July 30, 2010, the last business day of fiscal 2010, and his employment was terminated without cause or for good reason on such date. Actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive’s actual termination.

Name	Lump Sum Cash Payment ($)(1)	Value of Accelerated Vesting on Equity Awards ($)(2)	Excise Tax Due Under IRC 280G, Plus Gross-Up Amount ($)(3)	Continuation of Healthcare Benefits ($)(4)	Outplacement Benefits	Total ($)
David G. Tacelli	$1,150,000	$3,067,400	$—	$78,936	$30,000	$4,326,336
Mark J. Gallenberger	$900,000	$1,406,440	$—	$78,936	$30,000	$2,415,376
Peter S. Rood	$280,000	$654,220	$—	$54,468	$30,000	$1,018,688
Bruce MacDonald	$260,000	$532,700	$—	$54,468	$30,000	$877,168

(1)	This amount, which in the case of Messrs. Tacelli and Gallenberger represents two times the named executive officer’s current base salary plus Highest Annual Bonus, and in the case of Messrs. Rood and MacDonald represents one times the named executive officer’s current base salary plus Highest Annual Bonus, is due within 30 days after termination.

(2)	This amount reflects a valuation of the acceleration of the named executive officer’s outstanding unvested RSUs calculated based on the closing price of the Company’s common stock on The NASDAQ Global Market on July 30, 2010. The actual amount received by the named executive officer upon the sale of shares received under RSUs will depend on the market value at the time of such sale.

(3)	The change-of-control agreement with each named executive officer provides for the Company’s reimbursement of the excise and income tax liability due on the separation pay under Sections 280G and 4999 of the Code, which amount is grossed up to cover income taxes due on such reimbursement. Therefore, any such amounts would represent amounts due to taxing authorities and would not be retained by the executive. Computations of these amounts assumed that all equity-based grants during the year preceding the change of control would not be treated as contingent upon the change of control.
(4)	This value is based on the type of insurance coverage the Company carried for each named executive officer as of July 30, 2010 and is valued at the premiums then in effect.

The following table describes the potential payments, benefits and value of acceleration of vesting applicable to RSUs that each of Messrs. Tacelli, Gallenberger, Rood, and MacDonald would be entitled to receive if a change-of-control (which qualified as such under his change-of-control agreement, and as a change in control event and a change in control under the 2004 Stock Plan and 2005 Stock Incentive Plan, respectively) occurred on July 31, 2010, the last day of fiscal 2010, and his employment was terminated without cause or for good reason concurrent with the end of fiscal 2010 on that date. Actual amounts payable to each executive listed below upon his termination can only be determined definitively at the time of each executive’s actual termination.

Name	Lump Sum Cash Payment ($)(1)	Value of Accelerated Vesting on Equity Awards ($)(2)	Excise Tax Due Under IRC 280G, Plus Gross-Up Amount ($)(3)	Continuation of Healthcare Benefits ($)(4)	Outplacement Benefits	Total ($)
David G. Tacelli	$2,127,500	$3,067,400	$—	$78,936	$30,000	$5,303,836
Mark J. Gallenberger	$1,332,000	$1,406,440	$—	$78,936	$30,000	$2,847,376
Peter S. Rood	$476,000	$654,220	$—	$54,468	$30,000	$1,214,688
Bruce MacDonald	$402,900	$532,700	$—	$54,468	$30,000	$1,020,068

(1)	This amount, which in the case of Messrs. Tacelli and Gallenberger represents two times the named executive officer’s current base salary plus Highest Annual Bonus, and in the case of Messrs. Rood and MacDonald represents one times the named executive officer’s current base salary plus Highest Annual Bonus, is due within 30 days after termination.

(2)	This amount reflects a valuation of the acceleration of the named executive officer’s outstanding unvested RSUs calculated based on the closing price of the Company’s common stock on The NASDAQ Global Market on Friday, July 30, 2010. The actual amount received by the named executive officer upon the sale of shares received under RSUs will depend on the market value at the time of such sale.

(3)	The change-of-control agreement with each named executive officer provides for the Company’s reimbursement of the excise and income tax liability due on the separation pay under Sections 280G and 4999 of the Code, which amount is grossed up to cover income taxes due on such reimbursement. Therefore, any such amounts would represent amounts due to taxing authorities and would not be retained by the executive. Computations of these amounts assumed that all equity-based grants during the year preceding the change of control would not be treated as contingent upon the change of control.
(4)	This value is based on the type of insurance coverage the Company carried for each named executive officer as of July 31, 2010 and is valued at the premiums then in effect.

Retention Agreement

The Company entered into a retention agreement with Mr. Gallenberger in July 2008 in connection with the merger with Credence. Pursuant to the retention agreement, Mr. Gallenberger (1) will serve as Chief Financial Officer of the Company, (2) is eligible to receive an annual target bonus equal to 50% of his annual base salary, (3) received a one-time grant of 41,667 RSUs in connection with the closing of the merger with Credence and (4) received an additional grant of 55,000 RSUs in connection with the Company’s routine fiscal 2009 annual equity grants to executive officers. Also under the retention agreement, if Mr. Gallenberger’s employment with the Company is terminated by the Company without cause or by Mr. Gallenberger for good reason (as those terms are defined in the retention agreement), Mr. Gallenberger will be entitled to receive (1) payment of his then-current base salary for a period of 12 months following the termination date, payable in accordance with the Company’s regularly established payroll procedure, (2) payment of 100% of his target bonus for the fiscal year in which employment is terminated, (3) for 12 months following the date of his termination, continuation of payment by the Company of the same portion of his group health insurance premium as the Company paid at the time of Mr. Gallenberger’s termination (and he will be able to continue coverage for a longer period, if eligible, at his own expense), and (4) all outstanding and unvested RSUs granted to Mr. Gallenberger by the Company prior to the completion of the merger (including the 96,667 RSUs granted to Mr. Gallenberger pursuant to the retention agreement) will accelerate and become vested in full. To the extent Mr. Gallenberger is due benefits under his change-of-control agreement, such amounts will be offset by any comparable benefits due under the retention agreement.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive cash and equity compensation and reimbursement of their travel expenses for attending meetings. The cash compensation is a combination of a retainer and meeting fees. Directors who are not employees of the Company receive a retainer of $30,000 per year, payable on a quarterly basis, a fee of $3,000 for each Board meeting attended, a fee of $1,500 for each Audit Committee meeting attended, $1,250 for each Compensation Committee meeting attended and $1,000 for each Corporate Governance and Nominating Committee meeting attended. The Audit Committee chairman, the Compensation Committee chairman and the Corporate Governance and Nominating Committee chairman, however, receive $3,000, $2,500 and $2,000, respectively, for their attendance at each such committee meeting. On the date of each Annual Meeting of Stockholders, each non-employee director receives a grant of 6,667 RSUs for annual board membership, all of which vest fully on the first anniversary of the grant date. Employee directors receive no separate, additional compensation for their services as directors.

The Compensation Committee reviews and makes recommendations periodically to the full Board regarding director compensation. The Compensation Committee evaluates the Board’s annual retainer, meeting fees and equity compensation, and compares these to benchmarking data prepared by its independent compensation consultant in prior years using a similar peer group to the peer group listed above for executive compensation under “Compensation of Executive Officers–Compensation Discussion and Analysis–Benchmarking.”

The following table provides compensation information for the fiscal year ended July 31, 2010 for each director of the Company other than David G. Tacelli, whose compensation is disclosed in the Summary Compensation Table on page 20:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Mark S. Ain	$73,750	$30,200	$0	$0		$103,950
Roger W. Blethen	$89,500	$30,200	$0	$75,000	(4)	$194,700
Stephen M. Jennings	$79,000	$30,200	$0	$0		$109,200
Roger J. Maggs	$84,000	$30,200	$0	$0		$114,200
Lori Holland	$80,000	$30,200	$0	$0		$110,200
Bruce R. Wright	$93,500	$30,200	$0	$0		$123,700
Ping Yang	$66,750	$30,200	$0	$0		$96,950

(1)	In December 2009, each non-employee director received a grant of 6,667 RSUs, which will vest in December 2010.

(2)	Represents the aggregate grant date fair value of the stock awards granted during fiscal 2010 calculated in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not represent actual amounts paid to or realized by the director with respect to these stock awards. For more information regarding the methods and assumptions used in determining compensation expense in accordance with ASC 718, refer to the notes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(3)	As of July 31, 2010, non-employee directors had the following option awards and stock awards outstanding:

Name	Aggregate # of Shares Subject to Outstanding Option Awards	Aggregate # of Shares Subject to Outstanding Stock Awards
Mark S. Ain	28,496	8,026
Roger W. Blethen	404,830	8,026
Stephen M. Jennings	27,830	8,026
Roger J. Maggs	30,997	8,026
Lori Holland	15,524	6,666
Bruce Wright	19,610	6,666
Ping Yang	8,171	6,666

(4)	Represents salary continuation for Mr. Blethen in fiscal 2010 pursuant to an agreement dated October 31, 2005 entered into in connection with Mr. Blethen’s separation from employment as chief executive officer with the Company (the “Separation Agreement”). The Separation Agreement provides that from November 1, 2005 through February 1, 2010 (the “Salary Continuation Period”), Mr. Blethen will provide assistance in the transition of his job responsibilities to a new chief executive officer of the Company and perform other consulting services for the Company. In consideration for his services during the Salary Continuation Period and for his acceptance of the Separation Agreement, Mr. Blethen will be paid a total of $1,012,500 (an amount equal to 27 months of his then effective base salary), with a staggered payment schedule from May 1, 2006 through January 31, 2010, and an additional lump sump payment of $100,000, which was paid on February 1, 2007. Mr. Blethen also is entitled to the continued payment of medical and dental insurance coverage and the payment of certain other benefits. Further, Mr. Blethen’s outstanding stock options, which are fully vested, continue to be exercisable during the Salary Continuation Period for so long as he remains a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NASDAQ rules require the Company to conduct an appropriate review of all related party transactions which are required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. In its charter, the Audit Committee is given responsibility to review and approve any such related party transactions in accordance with the Company’s Business Conduct Policy and NASDAQ rules, including review and oversight for potential conflicts of interest.

The Company reviews all relationships and transactions known to it in which the Company and its directors and executive officers or their immediate family members or other related parties are participants to determine whether such persons have direct or indirect material interests. The Company’s Business Conduct Policy contains provisions to identify and disclose related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee deems appropriate.

During fiscal 2010, no related party transaction requiring disclosure in the proxy statement was identified or submitted to the Audit Committee for approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Based solely on our review of copies of such filings by our directors, executive officers, and 10% stockholders, or written representations from certain of those persons, we believe that all filings required to be made by those persons during fiscal 2010 were timely made.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information relating to the Company’s compensation plans as of July 31, 2010.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders	3,854,873	$20.35	1,507,209	*
Equity compensation plans not approved by security holders	—	—	—

Total	3,854,873	$20.35	1,507,209	*

*	Includes 326,477 shares available for issuance under an employee stock purchase plan that is intended to qualify as such under Section 423 of the Internal Revenue Code.

This table excludes an aggregate of 6,611 shares issuable upon exercise of outstanding options assumed by the Company in connection with the acquisition of StepTech, Inc. The weighted average exercise price of the excluded options is $3.33.

PROPOSAL 2. APPROVAL OF THE 2010 STOCK PLAN

On November 5, 2010, the Board adopted, subject to stockholder approval, the 2010 Stock Incentive Plan, which we refer to as the 2010 Plan. We may issue up to 6,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2010 Plan. In addition, any unissued shares of our common stock, and any unused shares of our common stock as a result of termination, surrender, cancellation or forfeiture of outstanding awards, under Credence’s 2005 Stock Incentive Plan, as amended and restated, and LTX Corporation’s 2004 Stock Plan, which we refer to together as the Existing Plans, will be available for grant under the 2010 Plan. As of July 31, 2010, awards with respect to 2,145,091 shares of our common stock were outstanding under the Existing Plans and an additional 1,180,732 shares of our common stock were reserved for future issuance (such share amounts have been adjusted to give effect to the 1-for-3 reverse split of the Company’s common stock that was effected on September 30, 2010). If the 2010 Plan is approved by our stockholders, no additional grants will be made under either of the Existing Plans.

Following stockholder approval of the 2010 Plan, we will grant options and issue other awards to employees, officers, directors, consultants and advisors under the 2010 Plan.

The Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel and to align the interests of those key personnel with the interests of our stockholders. The Board further believes that the number of shares of common stock that remain available for issuance of future awards under our Existing Plans is not sufficient to properly attract, retain and motivate those key personnel. Accordingly, the Board believes approval of the 2010 Plan is in the best interests of the Company and our stockholders and recommends a vote “FOR” the approval of the 2010 Plan.

Description of the 2010 Plan

The following is a summary of the 2010 Plan, a copy of which is attached as Annex A to this proxy statement.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant, as determined by (or in a manner approved by) the Board. If the Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than the fair market value of our common stock on such future date. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, in connection with a “cashless exercise”, payment through a broker, (iii) subject to certain conditions, surrender to the Company of shares of our common stock, (iv) subject to certain conditions, in the case of nonstatutory stock options, by delivery to the Company of a notice of “net exercise”, (v) any other lawful means, or (vi) any combination of these forms of payment. No option granted under the 2010 Plan may provide for the automatic grant of additional options upon the exercise of the original option. Options granted under the 2010 Plan may not provide for payment or accrual of dividend equivalents.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of our common stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. SARs may not be granted with a measurement price that is less than the fair market value of our common stock on the date of grant. If the Board approves the grant of an SAR effective as of a future date, the measurement price shall not be less than the fair market value on such future date. SARs may be granted independently or in tandem with a stock option. SARs may not have a term that exceeds ten years.

Restricted Stock Awards. Restricted Stock Awards entitle participants to acquire shares of our common stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the participant in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established by the Board for such Award. Restricted Stock Awards that vest solely based on the passage of time will have a minimum vesting period of three years. Restricted Stock Awards that do not vest solely based on the passage of time will have a minimum vesting period of one year. The two foregoing limitations on vesting are referred to as the minimum vesting limitations. Awards to non-employee directors or that are granted subject to the performance conditions described below, and Awards with respect to a maximum of 25% of the maximum number of authorized shares of common stock available for issuance under the 2010 Plan, are exempt from the minimum vesting limitations. In addition, the Board may, in its discretion, either at the time that a Restricted Stock Award is granted or at any time thereafter, waive its repurchase rights with respect to an Award (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such discretion in extraordinary circumstances, including the death or disability of a participant or a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company. Any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be paid to the participant only if and when such shares become free from restrictions and forfeitability.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the participant to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such Award vests pursuant to the terms and conditions established by the Board. Restricted Stock Unit Awards are subject to the same minimum vesting limitations (and the exemptions and exceptions thereto) as are Restricted Stock Awards. Restricted Stock Unit Awards may provide for the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of shares of our common stock.

Other Stock-Based Awards. Under the 2010 Plan, the Board has the right to grant other Awards based upon our common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock or other property. Other Stock-Based Awards are subject to the same minimum vesting limitations (and the exemptions and exceptions thereto) as are Restricted Stock Awards.

Performance Conditions. A committee of the Board, all of the members of which are outside directors as defined in Section 162(m) of the Code, referred to as the Section 162(m) Committee, may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a 2010 Plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Such Awards shall have a minimum vesting period of one year. The performance criteria for each such Award will be based on one or more of the following measures, which may be determined pursuant to generally accepted accounting principles (GAAP) or on a non-GAAP basis: earnings, return on average equity or average assets, revenue, expenses, regulatory compliance, pre-tax or after-tax income, economic value added, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. These performance measures may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (z) will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). Achievement of performance criteria may only be waived in the case of the death or disability of the participant.

Transferability of Awards

Awards generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option or an Award that is subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its present or future parents or subsidiaries are eligible to be granted Awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its parents or subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2010 Plan may not exceed 500,000 shares per fiscal year of the Company. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award. In connection with the commencement of a participant’s employment, such participant may be granted Awards with respect to an additional 500,000 shares per fiscal year of the Company. The aggregate maximum number of shares with respect to which Awards may be granted to non-employee directors is 20% of the maximum number of authorized shares allowed to be issued out of the 2010 Plan.

The granting of Awards under the 2010 Plan is discretionary, and the individuals who may become participants and receive Awards under the 2010 Plan, and the number of shares they may acquire, are not determinable. The Company had 650 employees on October 31, 2010 and seven non-employee directors, all of whom are eligible to receive awards under the 2010 Plan. No Awards have been made under the 2010 Plan to date. On October 31, 2010, the last reported sale price of our common stock on the Nasdaq Global Market was $6.32.

Administration

The 2010 Plan will be administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan, and to interpret the provisions of the 2010 Plan and any Award agreements entered into under the 2010 Plan. Pursuant to the terms of the 2010 Plan, the Board may delegate authority under the 2010 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee of the Board to administer certain aspects of the 2010 Plan, including the granting of options to executive officers. All references herein to the Board shall be deemed to include the Compensation Committee and any other committee or person designated by the Board to act on its behalf under the 2010 Plan. The 2010 Plan requires that all discretionary Awards to non-employee directors will only be granted and administered by a committee, each member of which is an “independent director” as defined in Section 5605(a)(2) of the NASDAQ Marketplace Rules or any successor rules.

Subject to any applicable limitations contained in the 2010 Plan, the Board selects the participants of Awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed ten years), and (iv) the number of shares of our common stock subject to any SAR, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Further, unless approved by our stockholders, (i) no outstanding option or SAR granted under the 2010 Plan may be amended to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding option or SAR, (ii) the Board may not cancel any outstanding option or SAR under any of our equity incentive plans and grant in substitution therefore new Awards under the 2010 Plan covering the same or a different number of shares of our common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR, or (iii) take any other action that would constitute a “repricing” under the NASDAQ Marketplace Rules.

The Board is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend. The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•

any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	any liquidation or dissolution of the Company.

In connection with a Reorganization Event, the Board will take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock on such terms as the Board determines:

•	provide that such Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice;

•	provide that outstanding Awards will become exercisable, realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, referred to as the Acquisition Price, make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times to the vested portion of the participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise, measurement or purchase price for the vested portion of the participant’s Awards and any applicable tax withholding, in exchange for the termination of such Awards;

•

provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholding); or

•	any combination of the foregoing.

In taking any of the above actions, the Board is not obligated to treat all Awards, all Awards held by a participant or all Awards of the same type, identically. The 2010 Plan also contains specific provisions related to the effect a Reorganization Event will have on Restricted Stock Units that are subject to Section 409A. The 2010 Plan further provides that, upon a Reorganization Event, the repurchase and other rights of the Company with respect to outstanding Restricted Stock will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property into which the common stock converts.

The 2010 Plan also contains provisions addressing the consequences of a Change in Control Event, as defined in the 2010 Plan. Upon a Change in Control Event, unless otherwise provided in an applicable Award, all of the shares shall continue to vest in accordance with the original vesting schedule under the Award, provided that if the participant’s employment or other relationship is terminated by the Company or the acquiring or succeeding corporation without Cause, as defined below, prior to the twelve-month anniversary of the Change in Control Event, any remaining unvested shares under the option or Restricted Stock Award shall become immediately exercisable in full. Cause is defined in the 2010 Plan as any (i) willful failure by the participant, which failure is not cured within 30 days of written notice to the participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the participant which affects the business reputation of the Company.

With respect to Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, the Board may at any time provide that such Awards will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, subject to the minimum vesting limitations described above. With respect to options and SARs, the Board may, at the time that such Award is granted or at any time thereafter, provide that the Award shall become immediately exercisable in full or in part (i) as a result of the death or disability of a participant, a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company or (ii) in any other circumstance, provided that the number of options and SARs that may be accelerated, together with any Restricted Stock Awards, Restricted Stock Unit Awards or Other Stock-Based Awards that do not satisfy the minimum vesting limitations set forth above may not in the aggregate exceed 25% of the maximum number of authorized shares of common stock available for issuance under the 2010 Plan.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2010 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Shares of our common stock tendered to the Company by a participant to purchase shares of our common stock upon exercise of an Award or to satisfy tax withholding obligations, and shares of our common stock purchased on the open market by the Company using proceeds from the exercise of an Award, will not increase the number of shares available for the grant of future awards.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2010 Plan.

Authorization of Sub-Plans

The Board may from time to time establish one or more sub-plans under the 2010 Plan (including for grants to non-U.S. employees) for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board will establish sub-plans by adopting supplements to the 2010 Plan containing (i) any limitations on the Board’s discretion under the 2010 Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not inconsistent with the 2010 Plan as the Board deems necessary or desirable.

Amendment or Termination

No Award may be made under the 2010 Plan after December 6, 2020, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2010 Plan or any portion thereof, subject to stockholder approval under any applicable legal, regulatory or listing requirement. No Award will be made that is conditioned on stockholder approval of any amendment to the 2010 Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within twelve months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of common stock) prior to such stockholder approval.

If stockholders do not approve the adoption of the 2010 Plan, the 2010 Plan will not go into effect, we will not grant any Awards under the 2010 Plan and we will continue to be able to make grants under the Existing Plans.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit Award. When the Restricted Stock Unit vests, the participant will have income on the date the stock is paid to the participant in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date the stock is paid to the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any Other Stock-Based Award granted under the 2010 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board recommends that you vote “FOR” the approval of the 2010 Stock Plan.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for fiscal 2011. The Company is asking stockholders to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s By-laws or otherwise, the Board is submitting the appointment of BDO USA, LLP to the Company’s stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interest. Representatives of BDO USA, LLP are expected to be present at the 2010 Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

On December 18, 2009, the Audit Committee took action to dismiss the Company’s previous independent registered public accounting firm, Ernst & Young LLP. The reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for fiscal 2008 and fiscal 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2008 and fiscal 2009 and the interim period commencing on August 1, 2009 and ending on December 18, 2009 (the “Relevant Period”), (i) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years and period and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company has furnished a copy of the above disclosure to Ernst & Young LLP and, in response to the Company’s request, Ernst & Young LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The Company filed a copy of such letter as an exhibit to the Current Report on Form 8-K filed with the SEC on December 22, 2009.

On December 18, 2009, the Audit Committee selected BDO USA, LLP to serve as the Company’s independent registered public accounting firm to (i) review the Company’s consolidated financial statements beginning with the fiscal quarter ending January 31, 2010 and (ii) audit the Company’s consolidated financial statements beginning with fiscal 2010. During the Relevant Period, neither the Company nor anyone on behalf of the Company consulted with BDO USA, LLP on any matter regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

The Board recommends that you vote “FOR” the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for fiscal 2011.

Independent Registered Public Accounting Firms’ Fees

Below is a summary of the fees billed to us by our independent registered public accounting firms during fiscal 2009 and fiscal 2010:

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2009, the audit of the Company’s internal control over financial reporting as of July 31, 2009, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal 2009 and for the first quarter of fiscal 2010 and the review of registration statements and consultations regarding new accounting regulations, were $191,102 for fiscal 2010 and $2,355,841 for fiscal 2009, respectively.

The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2010, the audit of the Company’s internal control over financial reporting as of July 31, 2010, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal 2010 and the review of registration statements were $567,000 for fiscal 2010.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for audit-related services performed in fiscal 2010 and fiscal 2009 were $0 and $9,000, respectively. The audit-related fees were for miscellaneous accounting consultations, including acquisition accounting consultations.

The aggregate fees billed by BDO USA, LLP for audit-related services performed in fiscal 2010 were $0.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for tax services performed in fiscal 2010 and fiscal 2009 were $86,120 and $488,253, respectively, consisting of tax planning consultations and tax return compliance and preparation.

The aggregate fees billed by BDO USA, LLP for tax services performed in fiscal 2010 were $26,134, consisting of tax planning consultations and tax return compliance and preparation.

All Other Fees

There were no fees billed by Ernst & Young LLP or BDO USA, LLP for services other than those described above for fiscal 2010 or fiscal 2009.

All of the above services provided by Ernst & Young LLP and BDO USA, LLP were approved by the Audit Committee. All of the work performed by Ernst & Young LLP and BDO USA, LLP was performed by Ernst & Young LLP and BDO USA, LLP’s full-time employees, respectively.

The Audit Committee has determined that the services provided by Ernst & Young LLP and BDO USA, LLP as set forth herein are compatible with maintaining Ernst & Young LLP’s and BDO USA, LLP’s independence, respectively.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements for fiscal 2010 with the Company’s management, and BDO USA, LLP. The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP their independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

AUDIT COMMITTEE Bruce R. Wright (Chair) Lori Holland Roger J. Maggs

STOCKHOLDER PROPOSALS

Stockholder proposals to be submitted for vote at the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be delivered to the Company on or before July 14, 2011 for inclusion in the proxy statement for that meeting. In order to minimize controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. Pursuant to the Company’s By-laws if a stockholder who wishes to present a proposal that is not intended to be included in the proxy statement for the 2011 Annual Meeting of Stockholders fails to notify the Company by September 27, 2011 of such non-Rule 14a-8 stockholder proposal, the proxy solicited by the Board with respect to such meeting may grant discretionary authority to the proxies named therein to vote on such proposal.

The Company’s By-laws set forth the procedures a stockholder must follow to nominate a director or to bring other business before a stockholder meeting. Stockholders who wish to nominate a candidate for director at the 2011 Annual Meeting of Stockholders must provide written notice at least sixty days’ in advance of such meeting to the Secretary of the Company, together with such information concerning the identity, background and experience of the nominee as the Board may require, along with any other information that may be required in a proxy statement soliciting proxies for the election of the nominee as a director of the Company.

OTHER MATTERS

As of this date, management knows of no business which may properly come before the 2010 Annual Meeting other than that stated in the Notice of Meeting accompanying this proxy statement. Under the Company’s By-laws, the deadline for stockholders to notify the Company of any proposals or director nominations to be presented at the 2010 Annual Meeting has passed. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in a household. The Company will promptly deliver a separate copy of either document to a stockholder if such stockholder calls or writes the Company at the following address or phone number: Investor Relations, LTX-Credence Corporation, 825 University Avenue, Norwood, Massachusetts 02062; or 781-461-1000. If a stockholder wishes to receive separate copies of the Company’s proxy statement or annual report in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her or its bank, broker or other nominee record holder. Alternatively, the stockholder may contact the Company at the above-referenced address or telephone number.

COLIN J. SAVOY, Secretary

November 8, 2010

APPENDIX A

LTX-CREDENCE CORPORATION

2010 STOCK PLAN

1.	Purpose

The purpose of this 2010 Stock Plan (the “Plan”) of LTX-Credence Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultant and advisor are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(c) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules, or any successor rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 6,000,000 shares of common stock, $0.05 par value per share, of the Company (the

“Common Stock”). In addition, any unissued shares of Common Stock and any unused shares of Common Stock as a result of termination, surrender, cancellation or forfeiture of awards under Credence System Corporation’s 2005 Stock Incentive Plan, as amended and restated, and LTX Corporation’s 2004 Stock Plan (together, the “Existing Plans”) will be available for grant under this Plan, subject, in the case of incentive stock options, to any limits under the Code. As of July 31, 2010, awards with respect to 2,145,091 shares of Common Stock were outstanding under the Existing Plans and an additional 1,180,732 shares of Common Stock were reserved for future issuance.1 If this Plan is approved by the Company’s stockholders, no additional grants will be made under either of the Existing Plans. Any or all of the Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)).

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sub-limits contained in Sections 4(b), 7(b), 8(b), and 10(h):

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sub-limits listed in the first clause of this Section 4(a)(2); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and against the sub-limits listed in the first clause of this Section 4(a)(2) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise, and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Options and SARs may be granted to any Participant under the Plan shall be 500,000 per

[1]	The number of shares outstanding under the Existing Plans and the number of shares reserved for future issuance have been adjusted to give effect to the 1-for-3 reverse split of the Company’s common stock that was effected on September 30, 2010. The share numbers without giving effect to the 1-for-3 reverse split are 6,435,273 and 3,542,196, respectively.

fiscal year of the Company. The maximum number of shares of Common Stock with respect to which Restricted Stock Awards and Other Stock-Based Awards may be granted to any Participant under the Plan shall be 500,000 per fiscal year of the Company. In addition, in connection with the commencement of a Participant’s employment with the Company, such Participant may be granted Awards of any type with respect to up to an additional 500,000 shares of Common Stock per fiscal year of the Company, which Awards shall not count against the limitations set forth in the two preceding sentences. For purposes of the foregoing limits, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per-Participant limits described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 20% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of LTX-Credence Corporation, any of LTX-Credence Corporation’s parent or subsidiary corporations (as defined in Sections 424(e) or (f) of the Code) at the time of grant, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934, as amended (“the Exchange Act”) and to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion, and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, or (3) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, or (3) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time (excluding Awards to non-employee directors) shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time (excluding Awards to non-employee directors and Performance Awards granted pursuant to Section 10(i)) shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 25% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 10(i), if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. Any stock certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time (excluding Awards to non-employee directors) shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Other Stock-Based Awards that do not vest solely based on the passage of time (excluding Awards to non-employee directors and Performance Awards granted pursuant to Section 10(i)) shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 25% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 10(i), if applicable), the Board may, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Other Stock-Based Award, in whole or in part, in the event of the death or disability of the Participant, or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sub-limits set forth in Sections 4(a) and 4(b), (iii) the minimum vesting provisions of Restricted Stock Awards and Other Stock-Based Awards set forth in Sections 7(b) and 8(b), (iv) the limitations on Option and SAR acceleration set forth in Section 10(h), (v) the number and class of securities and exercise price per share of each outstanding Option, (vi) the share and per-share provisions and the measurement price of each outstanding SAR, (vii) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (viii) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events.

(1) Definitions.

(A) A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (iii) any liquidation or dissolution of the Company.

(B) A “Change in Control Event” shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of stock (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this

Section 9(b)(1)(B); (ii) individuals who, as of the date of initial adoption of this Plan by the Board, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of initial adoption of this Plan by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their holdings immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(C) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and/or such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment.

(4) Consequences of a Change in Control on Awards Other than Restricted Stock. Upon the consummation of a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Award other than Restricted Stock or in any other agreement between a Participant and the Company, the right to purchase shares subject to such Award shall continue to become vested in accordance with the original vesting schedule set forth in such Award; provided, however, that each such Award shall be immediately exercisable or realizable in full if, on or prior to the 12 (twelve)-month anniversary of the date of the occurrence of the Change in Control Event, the Participant’s employment or other relationship with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation.

(5) Consequences of a Change in Control on Restricted Stock. Upon the consummation of a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or in any other agreement between a Participant and the Company, shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth for such Restricted Stock. In addition, each such Restricted Stock shall immediately become free from all conditions or restrictions if, on or prior to the 12 (twelve)-month anniversary of the date of the occurrence of the Change in Control Event, the Participant’s employment or other relationship with the Company or the acquiring or succeeding corporation is terminated without Cause by the Company or the acquiring or succeeding corporation.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards that are subject to Section 409A of the Code, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings, Sections 7(b), 8(b) and 10(h) with respect to the vesting of Awards, Section 10(i) with respect to Performance Awards, or Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.

(1) Restricted Stock Awards and Other Stock-Based Awards. The Board may, at any time, provide that a Restricted Stock Award or Other Stock-Based Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, subject to the limitations provided in Sections 7(b) and 8(b).

(2) Options and Stock Appreciation Rights. With respect to any Option or SAR, the Board may, in its discretion, either at the time an Option or an SAR is granted or at any time thereafter, provide that such Option or SAR shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be (collectively, “accelerated”), (A) upon the death or disability of the Participant, (B) upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, or (C) in any other circumstance, provided that the number of Options and SARs that may be accelerated, together with any Restricted Stock Awards and Other Stock-Based Awards that do not satisfy the minimum vesting provisions in Sections 7(b) and 8(b), respectively, may not in the aggregate exceed 25% of the maximum number of authorized shares available for issuance under the Plan as set forth in Section 4(a).

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”). Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: earnings, return on average equity or average assets, revenue, expenses, regulatory compliance, pre-tax or after-tax income, economic value added, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance, per-share performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a

Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (Including for Grants to Non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on December 6, 2010.
Vote by Internet
• Log on to the Internet and go to www.investorvote.com/LTXC
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the director nominees listed and FOR Proposals 2 and 3.

1.Election of Class III Directors each to serve as members of the Board of Directors for three-year terms:	For	Withhold		For	Withhold	+
01- Mark S. Ain	☐	☐	02 - David G. Tacelli	☐	☐

	For	Against	Abstain		For	Against	Abstain

2.To approve the Company’s 2010 Stock Plan.	☐	☐	☐	3. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for its fiscal year ending July 31, 2011.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — LTX-CREDENCE CORPORATION

1355 CALIFORNIA CIRCLE

MILPITAS, CALIFORNIA 95035

PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints David G. Tacelli and Mark J. Gallenberger or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock of LTX-Credence Corporation (the “Company”) held of record by the undersigned on October 29, 2010, at the Annual Meeting of Stockholders to be held on December 7, 2010, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all the director nominees listed and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. However, you must sign and return this card to assure representation of your shares.

Your vote is important. Please vote immediately. If you vote over the Internet or by telephone, please do not mail your card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE		SEE REVERSE SIDE